Exhibit 4.1

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 21, 2017, among EP Energy LLC, a Delaware limited liability company (the “Company”), Everest Acquisition Finance Inc., a Delaware corporation (together with the Company, the “Issuers”), and Wilmington Trust, National Association, as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Statement (as defined below).

W I T N E S S E T H:

WHEREAS, the Issuers and certain wholly owned subsidiaries of the Company (the “Subsidiary Guarantors”) have heretofore executed and delivered to the Trustee an Indenture (as supplemented to the date hereof, the “Indenture”), dated as of April 24, 2012, providing for the issuance of 9.375% Senior Notes due 2020 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides, inter alia, that, in certain circumstances, the Issuers and the Trustee may amend the Indenture and the Notes with the written consent of the Eligible Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class;

WHEREAS, the Issuers have distributed a Confidential Offering Memorandum and Consent Solicitation Statement, dated November 20, 2017 (as amended, supplemented and otherwise modified from time to time, the “Statement”), and an accompanying Consent and Letter of Transmittal, to the Eligible Holders of the Notes in connection with the offer to exchange for new 9.375% Senior Secured Notes due 2024 of the Issuers, any and all of the outstanding Notes and the concurrent solicitation of such Eligible Holders’ consents to certain proposed amendments to the Indenture as further described in the Statement;

WHEREAS, pursuant to Sections 9.02 and 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the Statement, the Eligible Holders of approximately 74.3% in aggregate principal amount of the Notes outstanding have consented to all of the amendments effected by this Supplemental Indenture in accordance with the provisions of the Indenture, evidence of such consents has been provided by the Issuers to the Trustee;

WHEREAS, the execution and delivery of this instrument has been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with; and

WHEREAS, the Issuers have requested that the Trustee execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of all Eligible Holders of the Notes as follows:

ARTICLE 1

AMENDMENTS TO ARTICLE I—DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  For purposes of this Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any capitalized terms used and not defined herein shall have the same respective meanings as assigned to them in the Indenture; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

SECTION 1.02.  Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to the amendments set forth under this Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all textual references in the Indenture and the Notes exclusively relating to paragraphs, Sections, Articles or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Supplemental Indenture are hereby deleted in their entirety.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

AMENDMENTS TO ARTICLE IV—COVENANTS

SECTION 2.01.  Section 4.02 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.02. [Intentionally omitted].

SECTION 2.02.  Section 4.03 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.03. [Intentionally omitted].

SECTION 2.03.  Section 4.04 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.04. [Intentionally omitted].

SECTION 2.04.  Section 4.05 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.05. [Intentionally omitted].

SECTION 2.05.  Section 4.06 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.06. [Intentionally omitted].

SECTION 2.06.  Section 4.07 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.07. [Intentionally omitted].

SECTION 2.07.  Section 4.08 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.08. [Intentionally omitted].

SECTION 2.08.  Section 4.09 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.09. [Intentionally omitted].

SECTION 2.09.  Section 4.10 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.10. [Intentionally omitted].

SECTION 2.10.  Section 4.11 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.11. [Intentionally omitted].

SECTION 2.11.  Section 4.12 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.12. [Intentionally omitted].

SECTION 2.12.  Section 4.15 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.15. [Intentionally omitted].

ARTICLE 3

AMENDMENTS TO ARTICLE V—SUCCESSOR COMPANY

SECTION 3.01.  Section 5.01 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 5.01   When Issuers May Merge or Transfer Assets.

(a)                                 Holdings may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not Holdings is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(i)                         Holdings is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (Holdings or such Person, as the case may be, being herein called the “Successor Holdco”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(ii)                      the Successor Holdco (if other than Holdings) expressly assumes all the obligations of Holdings under this Indenture pursuant to supplemental indentures; and

(iii)                   if Holdings is not the Successor Holdco, each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s  obligations under this Indenture and the Notes.

The Successor Holdco (if other than Holdings) will succeed to, and be substituted for, Holdings under this Indenture and the Notes, and in such event Holdings will automatically be released and discharged from its obligations under this Indenture and the Notes. Notwithstanding the foregoing, (a) Holdings or any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to Holdings or to a Restricted Subsidiary, and (b) Holdings may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating Holdings in another state of the United States, the District of Columbia or any territory of the United States or may convert into a corporation, partnership or limited liability company, so long as the amount of Indebtedness of Holdings and the Restricted Subsidiaries is not increased thereby. This Article V will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Holdings and the Restricted Subsidiaries.

(b)                                 Subject to the provisions of Section 12.02(b)(i), no Subsidiary Guarantor shall, and Holdings shall not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i)                        either (A) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a company, corporation, partnership or limited liability company (in the case of such Subsidiary Guarantor) or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”) and the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture and the Notes or the Subsidiary Guarantee, as applicable, pursuant to a supplemental indenture, or (B) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.06.

Except as otherwise provided in this Indenture, the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture and the Notes or the Subsidiary Guarantee, as applicable, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under this Indenture and its Subsidiary Guarantee. Notwithstanding the foregoing, (1) a Subsidiary Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in another state of the United States, the District of Columbia or any territory of the United States or may convert into a limited liability company, corporation, partnership or similar entity organized or existing under the laws of another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of such Subsidiary Guarantor is not increased thereby and (2) a Subsidiary Guarantor may merge, amalgamate or consolidate with Holdings or another Subsidiary Guarantor.

In addition, notwithstanding the foregoing, a Subsidiary Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to Holdings or any Subsidiary Guarantor.

ARTICLE 4

AMENDMENTS TO ARTICLE VI—DEFAULTS AND REMEDIES

SECTION 4.01.  Section 6.01(c) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(c) [Intentionally omitted].

SECTION 4.02.  Section 6.01(d) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(d) [Intentionally omitted].

SECTION 4.03.  Section 6.01(e) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(e) [Intentionally omitted].

SECTION 4.04.  Section 6.01(f) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(f) [Intentionally omitted].

SECTION 4.05.  Section 6.01(g) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(g) [Intentionally omitted].

SECTION 4.06.  Section 6.02 of the Indenture is hereby amended by (i) deleting the phrase “(other than an Event of Default specified in Section 6.01(f) or (g) hereof with respect to Holdings)” in the first sentence of the first paragraph thereof, (ii) deleting the third sentence in the first paragraph thereof and (iii) deleting the second paragraph thereof.

SECTION 4.07.  Section 6.12 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

[Intentionally omitted].

ARTICLE 5

AMENDMENTS TO ARTICLE VII—TRUSTEE

SECTION 5.01.  Section 7.04 of the Indenture is hereby amended by deleting the phrase “of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (g), (h) or (i) or” in the last sentence thereof and replacing it with the following:  “of any Default or Event of Default under Sections 6.01(h) or (i) or”.

SECTION 5.02.  Section 7.07 of the Indenture is hereby amended by deleting the second sentence in the third paragraph thereof.

ARTICLE 6

AMENDMENTS TO ARTICLE VIII—DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 6.01.  Section 8.02 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 8.02.  Conditions to Defeasance.

(a) The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

(i)                                     the Issuers irrevocably deposit in trust with the Trustee cash in U.S. Dollars, U.S. Government Obligations or a combination thereof sufficient, or a combination thereof sufficient, to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be; and

(ii)                                  the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be.

(b) Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III.

ARTICLE 7

AMENDMENTS TO THE NOTES AND EXHIBITS A AND B TO THE INDENTURE

SECTION 7.01.  Each of the Notes and Exhibits A and B to the Indenture are hereby amended by deleting the fifth sentence of the second paragraph under paragraph 4 on the reverse side thereof.

SECTION 7.02. Each of the Notes and Exhibits A and B to the Indenture are hereby amended by amending and restating paragraph 8 on the reverse side thereof in its entirety as follows:

8. [Intentionally omitted.]

SECTION 7.03. Each of the Notes and Exhibits A and B to the Indenture are hereby amended by deleting the section entitled “OPTION OF HOLDER TO ELECT PURCHASE.”

ARTICLE 8

EFFECTIVENESS

SECTION 8.01.  This Supplemental Indenture shall become a binding agreement between the parties hereto when executed by the parties hereto.  The amendments to the Indenture set forth herein shall become operative at the time and date at which the Issuers notify the Trustee and D.F. King & Co., Inc., in its capacity as depositary for the Notes in connection with the Exchange Offers and the Consent Solicitations (each as defined in the Statement), that the validly tendered Notes are accepted for purchase pursuant to, and subject to the conditions set forth in, the Statement.

ARTICLE 9

MISCELLANEOUS

SECTION 9.01.  Amendments to the Indenture pursuant to this Supplemental Indenture shall also apply to the Notes, including, without limitation, provisions of the Notes amended as set forth in the amendments to the Exhibits or Appendices to the Indenture.

SECTION 9.02.  The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture.

SECTION 9.03.  When the amendments to the Indenture set forth herein shall become operative as provided in Article 8 above, the terms and conditions of this Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in the case of conflict, the provisions of this Supplemental Indenture will control.

SECTION 9.04.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 9.05.  All covenants and agreements in this Supplemental Indenture by the Issuers or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

SECTION 9.06.  In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 9.07.  Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 9.08.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.

SECTION 9.09.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 9.10.  All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture, and the Indenture, as amended and supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

SECTION 9.11.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuers.

SECTION 9.12.  The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

EP ENERGY LLC

By:	/s/ Kyle A. McCuen
Name: Kyle A. McCuen
Title: Vice President, Interim Chief Financial Officer and Treasurer

EVEREST ACQUISITION FINANCE INC.

By:	/s/ Kyle A. McCuen
Name: Kyle A. McCuen
Title: Vice President, Interim Chief Financial Officer and Treasurer

[Signature Page to First Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Shawn Goffinet
Name: Shawn Goffinet
Title: Assistant Vice President

[Signature Page to First Supplemental Indenture]